Exhibit 10.15

Execution Version

AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT

TRIAGE TECHNOLOGIES INC.

March 31, 2021

TABLE OF CONTENTS

ARTICLE 1
	INTERPRETATION

1.1	Definitions	2
1.2	Additional Definitions	6
1.3	Sections and Headings	6
1.4	Rules of Construction	6
1.5	Governing Law and Submission to Jurisdiction	7
1.6	Severability	7
1.7	No Waiver	7

ARTICLE 2
	PURPOSE AND SCOPE

2.1	Compliance with Agreement	8
2.2	Conflict with Articles or By-laws	8
2.3	Change in Shares	8
2.4	Additional Shares	8
2.5	Covenants of Principals	8
2.6	Ceasing to be a Party	9
2.7	Unanimous Shareholders’ Agreement	9
2.8	Schedules	9

ARTICLE 3
	CORPORATE GOVERNANCE

3.1	Board of Directors	9
3.2	Shareholder Matters	10
3.3	Information Rights	11

ARTICLE 4
	RESTRICTIONS ON TRANSFER

4.1	Restrictions on Transfer	11
4.2	Transfers to Eligible Transferees	11
4.3	Certificates and Legend	12
4.4	Corporation to Enforce	12
4.5	Certain Transfers Ineffective	12

ARTICLE 5
	DRAG-ALONG RIGHTS

5.1	Actions to be Taken	13
5.2	Conditions	14

ARTICLE 6
TAG-ALONG RIGHTS

6.1	Tag-Along Offer	15
6.2	Tag-Along Acceptance	15

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ARTICLE 7
	CLOSING PROCEDURES

7.1	Time and Place of Closing	16
7.2	Governmental Approvals	17

ARTICLE 8
CONFIDENTIALITY AND ADDITIONAL COVENANTS

8.1	Confidentiality	17
8.2	Equitable Remedies	18
8.3	Non-Solicitation	18
8.4	Non-Disparagement	18
8.5	Non-Merger	19

ARTICLE 9
	AMENDMENT AND TERMINATION

9.1	Amendments	19
9.2	Term and Termination Events	19
9.3	Surviving Obligations	19

ARTICLE 10
	MISCELLANEOUS

10.1	Notices	20
10.2	Management Shareholder Power of Attorney	20
10.3	Amendment and Restatement	21
10.4	Enurement	21
10.5	Entire Agreement	21
10.6	Independent Legal Advice	21
10.7	Assignment	21
10.8	No Third-party Beneficiaries	21
10.9	Counterparts	21

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TRIAGE TECHNOLOGIES INC.

AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT made this 31st day of March, 2021, B E T W E E N:

TRIAGE TECHNOLOGIES INC.,

a corporation existing under the federal laws of Canada,

(hereinafter referred to as the “Corporation”),

-and-

The shareholders of the Corporation as set out on the signature pages hereto, and such additional holders of Shares who subsequently become parties to this Agreement by signing a Counterpart,

(hereinafter referred to, collectively, as the “Shareholders” and, individually, as a “Shareholder”),

-and-

The Principals as set out on the signature pages hereto.

WHEREAS the authorized share capital of the Corporation consists of an unlimited number of Series A common shares (the “Series A Commons”), an unlimited number of Series B common shares (the “Series B Commons”) and an unlimited number of Series C common shares (the “Series C Commons”);

AND WHEREAS the Corporation and its shareholders are party to a shareholders’ agreement dated April 5, 2016 (the “Original Shareholders’ Agreement”);

AND WHEREAS the Corporation and its shareholders wish to amend and restate the Original Shareholders’ Agreement on the terms and conditions set forth in this Agreement;

AND WHEREAS the parties wish to establish their respective rights and obligations in respect of the management and control of the Corporation and in respect of certain other matters set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, representations and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of all of which are acknowledged by each of the parties, the parties covenant and agree as follows:

ARTICLE 1 INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Canada Business Corporations Act;

“Affiliate” has the meaning set out in the Act;

“Articles” means the articles of incorporation of the Corporation, as the same may be amended or replaced from time to time in accordance with the Act;

“ASPE” means Canadian Accounting Standards For Private Enterprises;

“Asset Sale” means a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to an Affiliate of the Corporation;

“Board” means the board of directors of the Corporation or, if applicable, any committee of Directors to which the board of directors of the Corporation may delegate any of its powers, duties or authority in accordance with the Act;

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario on which commercial banks in Toronto, Ontario are open for business;

“Change of Control Transaction” means either (a) a Share Sale; or (b) an Asset Sale;

“Common Shares” means, collectively, the Series A Commons, the Series B Commons and the Series C Commons;

“control” means, in respect of any person, the following:

(a)	in the case of a corporation,

(i)	holding voting securities or having the power to vote voting securities carrying more than 50% of the votes for the election of directors; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the directors of the person;

(b)	in the case of a limited liability company or partnership, other than a limited partnership, holding more than 50% of the equity interests in the limited liability company or partnership; or

(c)	in the case of a limited partnership, being the general partner;

provided that “control” includes the possession, directly or indirectly, of the power to control and direct the management and policies of such person, whether through ownership of voting securities, by contract or otherwise;

“Corporation” means Triage Technologies Inc. and includes any successor to the Corporation resulting from any reorganization, arrangement, amalgamation or merger, statutory or otherwise, or from any continuance under the laws of another jurisdiction;

“Counterpart” means an agreement substantially in the form attached hereto as Schedule A by which a person agrees to be bound by this Agreement as a Shareholder in accordance with the provisions of this Agreement;

“CPOA” has the meaning set out in Section 10.2;

“Director” means a director of the Corporation;

“Drag-Along Notice” has the meaning set out in Section 5.1;

“Eligible Transferee” means, in respect of any particular Shareholder:

(a)	a Personal Entity of such Shareholder;

(b)	in the case of a Shareholder that is a body corporate, any other body corporate that is an Affiliate of such Shareholder and any person who is the controlling registered and beneficial shareholder or member of such body corporate or any Affiliate of such shareholder or member;

(c)	a Family Member of such Shareholder; and

(d)	where the context permits, upon the death of the Shareholder, the beneficiary or beneficiaries of the estate of such Shareholder;

“Encumbrance” means any hypothec, mortgage, charge, pledge, prior claim, security interest, assignment, lien (statutory or otherwise) or other encumbrance, arrangement or condition of any nature which, in substance, secures payment or performance of an obligation;

“Family Member” means, in relation to an individual, the parent, aunt, uncle, grandparent, sibling, niece, nephew or cousin (by birth, adoption or marriage) of such individual, the spouse of such individual (and the spouse’s parent, aunt, uncle, grandparent, sibling, niece, nephew or cousin), and lineal descendants (by birth, adoption or marriage) of such individual and/or of the spouse of such individual;

“Family Trust” means, in relation to an individual, a trust (including a testamentary trust), the beneficiaries and potential beneficiaries of which do not include any person other than the individual or his or her Family Members or a corporation or other entity all of the equity interests or other ownership interests in which are, directly or indirectly, beneficially owned by, or for the benefit of, such individual or his or her Family Members, and all of the voting interests of which are held by such individual or his or her Family Members or persons who are Personal Entities of such individual, and the trustees of which are persons resident in Canada for purposes of the Income Tax Act (Canada);

“Information” has the meaning set out in Section 8.1;

“IPO” means an initial public offering of Shares by way of a prospectus, offering circular, registration statement or similar disclosure document where, or in connection with which, such Shares are to become listed and posted for trading on a stock exchange in Canada or the United States, including by way of a reverse take-over or similar transaction, in each case resulting in the Shares being freely tradeable in the jurisdiction to and between members of the public without the requirement of filing a prospectus or similar disclosure document;

“Major Shareholder” means any Shareholder who, together with its Affiliates, holds at least 15% of the issued and outstanding Shares (on a fully-diluted basis);

“Management Shareholder” means any Shareholder who is, or whose Principal is, an employee or former employee of, or consultant or former consultant to, the Corporation or a subsidiary of the Corporation and includes any Eligible Transferee of such Management Shareholder who becomes a party by executing a Counterpart;

“Other Shareholders” has the meaning set out in Section 5.1;

“parties” means, collectively, the Corporation, the Shareholders and the Principals, if any, and “party” means any one of them;

“person” includes any individual, corporation, partnership, firm, joint venture, syndicate, limited liability company, association, trust, government, governmental agency and any other form of entity or organization;

“Personal Entity” means a Family Trust, corporation or limited liability company established by or for the benefit of a Shareholder, its Principal or his or her Family Members, all of the equity interests in which are, if applicable, directly or indirectly, beneficially owned by, or for the benefit of, such Shareholder, its Principal or his or her Family Members, the trustees of which are and all of the voting interests of which are, as applicable, held by such Shareholder, its Principal or his or her Family Members or persons who are Personal Entities of the same individual;

“Principal” means, in relation to a Shareholder and for each person that becomes a party to this Agreement at any time after the date hereof in accordance with the terms of this Agreement, the individual who ultimately controls such person at such time;

“Proposed Sale” has the meaning set out in Section 5.2.

“Restriction Period” means, (a) in respect of any Management Shareholder or its Principal, the period commencing on the date such person becomes a Shareholder and ending on the date that is 12 months from the date that such person or its Principal ceased to be an employee of, or consultant to, the Corporation or a subsidiary of the Corporation and (b) in respect of any other Shareholder or its Principal, the period commencing on the date such person becomes a Shareholder and ending on the date that is 12 months from the date that such person ceased to be a Shareholder;

“Securities” means all Shares and all options, warrants, convertible instruments and other similar rights entitling the holder thereof to acquire any Shares, whether or not upon the payment of additional consideration therefor;

“Selling Shareholders” has the meaning set out in Section 5.1;

“Series A Commons” has the meaning set out in the recitals to this Agreement;

“Series B Commons” has the meaning set out in the recitals to this Agreement;

“Series C Commons” has the meaning set out in the recitals to this Agreement;

“Share Sale” means the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any share acquisition, reorganization, merger, amalgamation, arrangement or consolidation but excluding any issuance of shares for capital raising purposes) which results in a person or group of related persons holding more than 50% of the voting rights attaching to all issued and outstanding Common Shares of the Corporation or such other surviving or continuing entity resulting from such transaction or series of transactions (or if the Corporation or such other surviving or continuing entity is a wholly-owned subsidiary immediately following such acquisition, its parent);

“Shareholder Majority” means, at any time, one or more Shareholders holding not less than 50% of the voting rights attaching to all issued and outstanding Common Shares at such time;

“Shareholder Super-Majority” means, at any time, two or more Shareholders holding not less than 80% of the voting rights attaching to all issued and outstanding Common Shares at such time;

“Shareholder Representative” has the meaning set out in Section 5.1(f).

“Shareholders” and “Shareholder” have the meanings set out in the parties section hereof;

“Shares” means the Common Shares and any other shares in the equity capital of the Corporation that may be authorized after the date hereof in accordance with the Act;

“Tag-Along Acceptance” has the meaning set out in Section 6.1;

“Tag-Along Offer” has the meaning set out in Section 6.1;

“Third Party” means, in relation to the Shareholders or any Shareholder (as the context may require), a person with whom all the Shareholders or any one such Shareholder, as the case may be, and the Corporation deals at “arm’s length” (as such term is defined in the Income Tax Act (Canada)), and excludes any Eligible Transferee;

“Third Party Offer” has the meaning set out in Section 5.1;

“Third Party Purchaser” has the meaning set out in Section 5.1;

“Transfer” means any disposition, transfer, sale, exchange, assignment, gift, bequest, disposition, Encumbrance, or any arrangement by which possession, legal title or beneficial ownership passes, directly or indirectly, from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and includes any agreement to effect the foregoing; and

“Transferor” has the meaning set out in Section 4.2(a).

1.2	Additional Definitions

Unless there is something inconsistent in the subject matter or context, or unless otherwise provided in this Agreement, all other words and terms used in this Agreement that are defined in the Act have the meanings set out in the Act.

1.3	Sections and Headings

The table of contents and the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Unless otherwise specified, any reference to an Article, Section or Schedule refers to the specific Article, Section or Schedule of this Agreement.

1.4	Rules of Construction

In this Agreement:

(a)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(b)	the word “including” is deemed to mean “including without limitation”;

(c)	all terms defined in this Agreement have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(d)	references to any agreement or other instrument in writing means such agreement or instrument in writing, as amended, modified, replaced or supplemented from time to time;

(e)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(f)	unless otherwise specified, all dollar amounts refer to Canadian dollars;

(g)	references to a particular number of Shares calculated on a “fully-diluted basis” means, at any relevant time, the aggregate of all such issued and outstanding Shares and any such Shares that may be issued upon the exercise, conversion or exchange of all outstanding Securities;

(h)	all accounting terms used herein and not expressly defined herein shall have the meanings given to them under ASPE;

(i)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(j)	whenever any payment is required to be made, action is required to be taken or period of time is to expire on a day other than a Business Day, such payment shall be made, action shall be taken or period shall expire on the next following Business Day.

1.5	Governing Law and Submission to Jurisdiction

(a) This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b) Each of the parties irrevocably and unconditionally (i) submits to the non- exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.7	No Waiver

The failure of any party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to such provision or any other provision of this Agreement. No purported waiver shall be effective as against any party unless consented to in writing by such party. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

ARTICLE 2
PURPOSE AND SCOPE

2.1	Compliance with Agreement

Each Shareholder agrees to execute and deliver all such documents, to exercise all voting rights attaching to any Shares held by him, her or it and to do all such other acts and things as the Corporation or any other Shareholder, acting reasonably, may consider necessary or advisable from time to time to give full effect to the provisions and intent of this Agreement and to ensure that the provisions of this Agreement shall govern the affairs of the Corporation to the fullest extent permitted by law (including to amend or waive any provision contained in the Articles or by-laws to the extent inconsistent with the provisions and intent of this Agreement). By its execution of this Agreement, the Corporation acknowledges that it has actual notice of the terms hereof and agrees with each of the Shareholders that, to the fullest extent permitted by law, it will do all things necessary to comply with, and give effect fully to, the provisions and intent of this Agreement.

2.2	Conflict with Articles or By-laws

To the extent permitted by the Act, in the event of any conflict between the provisions of this Agreement and the provisions of the Articles or by-laws of the Corporation, the provisions of this Agreement shall prevail, and, if necessary or appropriate, upon request by the Corporation, the Shareholders shall vote to amend the Articles and/or by-laws of the Corporation so as to ensure conformity with the terms of this Agreement.

2.3	Change in Shares

The provisions of this Agreement relating to Shares shall apply, with necessary modifications, to:

(a)	any securities into which such Shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time;

(b)	any securities received as a dividend or distribution on or in respect of any Shares; and

(c)	any securities of any successor to the Corporation that may be received in respect of any Shares on a reorganization, recapitalization, arrangement, amalgamation or merger, statutory or otherwise.

2.4	Additional Shares

Each Shareholder agrees that all Shares hereafter acquired by such Shareholder shall be subject in all respects to the provisions of this Agreement.

2.5	Covenants of Principals

Each Principal hereby agrees to take any such actions as may be necessary to cause the Shareholder which he or she controls to, at all times, fully and faithfully perform and discharge its obligations under this Agreement and comply in all respects with the terms and conditions of this Agreement. The foregoing covenants and obligations of the Principals are absolute, unconditional, present and continuing and are in no way conditional or contingent upon any event or circumstance, action or omission which might in any way discharge a guarantor or surety.

2.6	Ceasing to be a Party

Except as otherwise specifically provided herein, if a person who was a Shareholder no longer holds any Shares, then from that point forward that person shall be deemed to no longer be a party to this Agreement and shall have no further rights or obligations under this Agreement, other than any rights or obligations arising before such Shareholder ceased to be a party.

2.7	Unanimous Shareholders’ Agreement

This Agreement is intended by the parties to constitute a unanimous shareholders’ agreement for purposes of the Act.

2.8	Schedules

Schedule A-Form of Counterpart

ARTICLE 3 CORPORATE GOVERNANCE

3.1	Board of Directors

(a) The Board shall consist of such number of Directors as the Shareholders or, subject to the Act, the Directors may from time to time determine. As of the date hereof, the Board shall consist of two Directors, being Tory Jarmain and Eric Lau.

(b) Except as may otherwise be provided in this Agreement, all decisions of the Board and any committees of the Board shall be decided by a majority of votes cast at the applicable meeting, or, with respect to any decision made by the Board, by written resolution signed by all of the Directors.

(c) The Board shall meet at least once in every calendar quarter and more often as circumstances require in Toronto, Ontario or any other place as the Directors may determine from time to time. Meetings of the Directors may be called by any Director upon not less than 20 days’ notice, which notice shall contain a summary of the business proposed to be transacted at such meeting, a reasonable description of each item of business and copies of the documents or other materials to be considered at the meeting. A Director may, by an instrument in writing delivered before or after the meeting or by participating in the meeting, waive notice of any meeting of the Board, in which event any such meeting, insofar as such Director is concerned, shall be considered to be duly constituted notwithstanding the absence of notice in respect thereof.

(d) No resolution or other matter shall be voted on, or approved at, any meeting of the Board unless a majority of the Directors then in office is present (in person or by conference call) at the meeting; provided, however, that (i) if no such quorum is present within half an hour following the time at which the meeting is scheduled to take place, the meeting shall stand adjourned to the same day in the immediately following week (or, if that day is not a Business Day, the next following Business Day) at the same time and place and (ii) if no such quorum is present within one hour following the time at which the adjourned meeting is scheduled to take place, the Directors present at the adjourned meeting shall constitute a quorum for the transaction of the business for which the meeting was called if permitted by the Act, failing which the meeting shall again stand adjourned and be rescheduled in accordance with this Section 3.1(d). Directors may attend meetings of the Board from time to time by telephone or any other means of electronic communication that permits all Directors present in person or otherwise participating at the meeting to communicate with each other.

(e) The Directors shall serve as such without remuneration. The Corporation shall reimburse the Directors for all reasonable out-of-pocket costs and expenses incurred by them in connection with their attendance at any meetings of the Board, in accordance with such reimbursement policies as may be established or approved from time to time by the Board.

(f) The Corporation shall maintain directors’ and officers’ liability insurance in an amount and on terms and conditions satisfactory to the Board and shall use commercially reasonable efforts to cause such insurance to be maintained until such time as the Board may determine.

3.2	Shareholder Matters

(a) Meetings of Shareholders shall be held in Toronto, Ontario or any other place as the Directors may determine from time to time. Notice of the time and place of any meetings of the Shareholders shall be delivered by email to the Shareholders entitled to vote thereon at their email address for notice, not less than 10 days before the meeting. Such notice can be waived in writing by any of the Shareholders either before or after the meeting. The attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called or convened.

(b) No resolution shall be considered or voted on, and no other business shall be conducted at, any meeting of the Shareholders unless not fewer than two persons constituting a Shareholder Majority are present at the meeting; provided, however, that (A) if no such quorum is present within half an hour following the time at which the meeting is scheduled to take place, the meeting shall stand adjourned to the same day in the immediately following week (or, if that day is not a Business Day, the next following Business Day) at the same time and place and (B) if no such quorum is present within half an hour following the time at which the adjourned meeting is scheduled to take place, the meeting shall again stand adjourned and be rescheduled in accordance with Section 3.2(a).

(c) The chair of a meeting of Shareholders shall be, if present, the Chief Executive Officer of the Corporation, and, if not present, shall be an individual designated by the Shareholder Majority. If the chair is not present within 20 minutes after the time fixed for the holding of any meeting or if the chair is unable or unwilling to act in such capacity, the Shareholders present at the meeting shall appoint an individual to act as chair of such meeting. Notwithstanding any statutory rule or rule of procedure to the contrary, the chair at such meeting shall not be entitled to a second, extra or casting vote in the case of a tie vote at any such meeting.

3.3	Information Rights

(a) Within 90 days following the end of each financial year of the Corporation, the Corporation shall deliver to the Major Shareholders unaudited financial statements of the Corporation in respect of such financial year prepared in accordance with ASPE.

(b) The Corporation shall supply on a timely basis all necessary financial and other information to the Shareholders as of the end of their respective fiscal and/or tax accounting years in order to permit each Shareholder to comply on a timely basis with its respective reporting and tax requirements.

ARTICLE 4
RESTRICTIONS ON TRANSFER

4.1	Restrictions on Transfer

Except as specifically provided for in this Agreement, no Shareholder shall Transfer any of his, her or its right, title or interest in or to any Securities now or hereafter owned of record or beneficially by him, her or it without the express prior written consent of the Board and provided further that any such transferee shall agree to be bound by the terms hereof by executing a Counterpart.

4.2	Transfers to Eligible Transferees

(a) Notwithstanding Section 4.1, a Shareholder (the “Transferor”) may at any time or from time to time Transfer all or a portion of his, her or its Securities to an Eligible Transferee of such Transferor provided that, at or prior to the time of such Transfer:

(i)	such Eligible Transferee shall execute a Counterpart; and

(ii)	the Board receives evidence satisfactory to it, acting reasonably, that such Eligible Transferee is an Eligible Transferee of the Transferor and that the Counterpart referred to in Section 4.2(a)(i) is a legal, valid and binding obligation of the Eligible Transferee, provided that, notwithstanding the foregoing, no Shareholder shall, without the prior written consent of the Board, Transfer any Securities to any Eligible Transferee if such Eligible Transferee (in the reasonable determination of the Board) competes with the Corporation and/or any of its subsidiaries.

(b) Notwithstanding anything to the contrary in this Agreement,

(i)	the Transferor shall at all times after the transfer of Securities to the Eligible Transferee be jointly and severally liable with such Eligible Transferee for the observance and performance of the covenants and obligations of the Eligible Transferee under this Agreement, shall cause the Eligible Transferee to remain an Eligible Transferee of the Transferor so long as the Eligible Transferee shall have any registered or beneficial interest in the Securities, and the Transferor and Eligible Transferee shall jointly and severally indemnify the other parties hereto against any loss, damage or expense incurred as a result of the failure by the Eligible Transferee to comply with the provisions of this Agreement; and

(ii)	if a Transferor transfers less than all of his, her or its Securities to an Eligible Transferee, such Transferor and Eligible Transferee shall for the purposes of this Agreement act (through the Transferor only) as a single Shareholder and shall benefit from and exercise all of their rights and obligations under this Agreement as one entity. Without limiting the generality of the foregoing, the exercise of any right, including the right to vote Shares, the giving of any notice, the sending of any document to and the service of any procedure by or upon such Transferor shall be deemed to have been simultaneously exercised, sent to or served by or upon such Eligible Transferee, and vice versa.

4.3	Certificates and Legend

(a) Each Shareholder acknowledges and agrees that, unless the Board determines otherwise: (i) all Shares held by such Shareholder shall be in uncertificated form; (ii) such Shareholder will only be entitled to a non-transferable written acknowledgement contemplated in Section 49(1) of the Act; and (iii) such Shareholder shall refrain from requesting that any certificates representing such Shares be issued.

(b) All certificates (if the Board determines after the date hereof to issue certificates), and all non-transferable written acknowledgements delivered pursuant to Section 49(1) of the Act in respect of uncertificated shares, representing Shares now or hereafter held by a Shareholder shall have the following legend noted conspicuously on such certificate or notice, in addition to any other legends that may imposed pursuant to applicable laws:

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE/NOTICE] ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS’ AGREEMENT MADE AS OF THE 31ST DAY OF MARCH, 2021, WHICH CONTAINS RESTRICTIONS ON THE RIGHT TO TRANSFER, PLEDGE, VOTE AND OTHERWISE DEAL WITH SUCH SECURITIES, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION FROM THE CORPORATION. NOTICE OF SUCH RESTRICTIONS AND THE OTHER PROVISIONS OF SUCH AGREEMENT IS HEREBY GIVEN.”

4.4	Corporation to Enforce

The Corporation shall not accept for registration in its relevant books of record any Transfer of Securities not made in accordance with the provisions of this Agreement.

4.5	Certain Transfers Ineffective

Any Transfer of Securities attempted to be made other than in accordance with the provisions of this Agreement shall be void and of no effect.

ARTICLE 5
DRAG-ALONG RIGHTS

5.1	Actions to be Taken

If Shareholders constituting a Shareholder Majority (the “Selling Shareholders”) receive and wish to accept a bona fide offer in writing from a Third Party (the “Third Party Purchaser”) to purchase all, but not less than all, of the Shares held by the Selling Shareholders, which, if consummated, would constitute a Change of Control Transaction (a “Third Party Offer”), then the Selling Shareholders may deliver written notice (a “Drag-Along Notice”) to the other Shareholders (the “Other Shareholders”) and the Corporation requiring the Other Shareholders to sell their Shares to the Third Party Purchaser on the same terms and conditions as apply to the sale by the Selling Shareholders of their Shares to the Third Party Purchaser. Upon receipt of a Drag-Along Notice, subject to Section 5.2, each Other Shareholder shall be obligated:

(a)	if such Change of Control Transaction requires shareholder approval, to vote (in person, by proxy or by action by written consent, as applicable) all Shares owned by or over which such Shareholder otherwise exercises voting power, in favour of such Change of Control Transaction (including any related amendment to the Corporation’s constating documents required to implement such Change of Control Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Corporation to consummate such Change of Control Transaction;

(b)	if such Change of Control Transaction involves a Share Sale, to sell all the Shares beneficially held by such Other Shareholder to the Person to whom the Selling Shareholders propose to sell their Shares, and, except as permitted in Section 5.2 below, on the same terms and conditions as apply to the Selling Shareholders;

(c)	to execute and deliver all related documentation and take such other action in support of the Change of Control Transaction as shall reasonably be requested by the Corporation or the Selling Shareholders in order to carry out the terms and conditions of the Change of Control Transaction, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, arrangement agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)	not to deposit, and to cause their Eligible Transferee not to deposit, except as provided in this Agreement, any Shares of the Corporation owned by such party or Eligible Transferee in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Change of Control Transaction;

(e)	to refrain from (i) exercising any dissent rights under applicable law at any time with respect to such Change of Control Transaction, or (ii); asserting any claim or commencing any suit (x) challenging the Change of Control Transaction or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Shareholders or any member of the Board in connection with the evaluation, negotiation or entry into the Change of Control Transaction, or the consummation of the transactions contemplated thereby; and

(f)	if the Selling Shareholders, in connection with such Change of Control Transaction, appoint a shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements in connection with such Change of Control Transaction, (x) to consent to (i) the appointment of such Shareholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (i) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Change of Control Transaction and its related service as the representative of the Shareholders, and (y) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative, within the scope of the Shareholder Representative’s authority, in connection with its service as the Shareholder Representative, absent fraud, gross negligence or willful misconduct.

5.2	Conditions

Notwithstanding anything to the contrary set forth herein, a Shareholder will not be required to comply with Section 5.1 in connection with any proposed Change of Control Transaction (the “Proposed Sale”), unless:

(a)	any representations and warranties to be made by such Shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Shareholder in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of the Shareholder’s constating documents (if applicable), any agreement to which the Shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Shareholder;

(b)	the Shareholder is not liable for the breach of any representation, warranty or covenant made by any other person (except for an Affiliate or Eligible Transferee of such Shareholder) in connection with the Proposed Sale, other than the Corporation (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Corporation as well as breach by any Shareholder of any of identical representations, warranties and covenants provided by all Shareholders);

(c)	liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(d)	upon the consummation of the Proposed Sale, each Shareholder will receive the same form of consideration for their Shares and same amount of consideration per Share as is received by other Shareholders in respect of their Shares, and if any Shareholder is given a choice as to the form of consideration to be received as a result of the Proposed Sale, all Shareholders will be given the same option.

ARTICLE 6

TAG-ALONG RIGHTS

6.1	Tag-Along Offer

In the event that the Selling Shareholders receive and wish to accept a Third Party Offer, and such Selling Shareholders do not deliver a Drag-Along Notice in accordance with Section 5.1, then such Selling Shareholders shall, within five Business Days from the receipt of a Third Party Offer, deliver written notice of the proposed sale to the Corporation and the Other Shareholders, which notice shall contain (i) all material information regarding the consideration and terms and conditions of the proposed sale, including the identity of the Third Party Purchaser(s) and the number of Shares it proposes to purchase from the Selling Shareholders, and (ii) an offer in writing to each of the Other Shareholders to purchase all the Shares held by the Other Shareholders (the “Tag-Along Offer”), on terms and conditions identical to those contained in the Third Party Offer, except that the obligations of the Third Party Purchaser under the Tag-Along Offer may be conditional upon completion of the purchase of the Shares held by the Selling Shareholders.

6.2	Tag-Along Acceptance

Each of the Other Shareholders may exercise its right to accept the Tag-Along Offer and sell all but not less than all of its Shares to the Third Party Purchaser on the same terms and conditions as set out in the Tag-Along Offer, by giving written notice to this effect (a “Tag-Along Acceptance”) to the Selling Shareholders and the Third Party Purchaser, within ten Business Days after receipt of the notice containing the Tag-Along Offer, failing which such Other Shareholder shall be deemed to have declined the Tag-Along Offer. A Tag-Along Acceptance so given by an Other Shareholder shall constitute an irrevocable binding acceptance of the Tag-Along Offer, and a binding contract of purchase and sale between the Other Shareholder and the Third Party Purchaser for the purchase and sale of all the Shares owned by the Other Shareholder, subject only to completion of the sale of the Shares held by the Selling Shareholders to the Third Party Purchaser. The Selling Shareholders may not complete the sale of the Shares to the Third Party Purchaser unless the Third Party Purchaser contemporaneously purchases the Shares from the Other Shareholders that have submitted a Tag-Along Acceptance on the terms and conditions of the Tag-Along Offer.

ARTICLE 7
CLOSING PROCEDURES

7.1	Time and Place of Closing

The following provisions shall apply to any Transfer of Securities between Shareholders or between Shareholders and the Corporation pursuant to the terms of this Agreement:

(a)	The Transfer shall be completed at the Corporation’s registered office on the date specified for closing or electronically if agreed to between the parties. At such time, the transferor(s) shall transfer to the transferee(s) good title to the Securities being transferred free and clear of all Encumbrances and shall cause the transferred Securities to be registered in the name of the transferee if the Securities are uncertificated or deliver or cause to be delivered to the transferee(s) certificates and other documents of title evidencing ownership of the Securities being Transferred, duly endorsed in blank for transfer by the holders of record if such Securities are certificated. In addition, the transferor(s) shall deliver to the Corporation all records, accounts and other documents in its possession belonging to the Corporation. The transferee(s) shall pay the purchase price for the Securities being Transferred by certified cheque or wire transfer.

(b)	If, at the time of closing, a transferor fails to complete the subject transaction of purchase and sale for any reason, the transferee shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of that part of the purchase price payable to the transferor at the time of closing to the credit of the transferor in the main branch of the Corporation’s bank, to execute and deliver, on behalf of and in the name of the transferor, such deeds, transfers, share certificates, resignations or other documents as may, in the reasonable opinion of the transferee, be necessary or desirable to complete the subject transaction. In connection with the foregoing, the transferor irrevocably nominates, constitutes and appoints the transferee as its attorney and agent, with full power of substitution, in the name of such transferor to execute and deliver all such documents. Such appointment, being coupled with an interest, is irrevocable by the transferor and shall not be revoked by the insolvency, bankruptcy, death, disability or incapacity of the transferor or its Principal. The transferor hereby ratifies and confirms and agrees to ratify and confirm all that the transferee may lawfully do or cause to be done by virtue of such appointment and power. If payment of the purchase price is deposited in accordance with the foregoing, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Securities being Transferred may not have been delivered to the transferee, (i) the Transfer shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly, (ii) all right, title, benefit and interest, both at law and in equity, in and to such Securities shall be conclusively deemed to have been Transferred and become vested in the transferee and (iii) all right, title, benefit and interest of the transferor or of any other person (other than the transferee) having an interest in such Securities, legal or equitable, in any capacity whatsoever shall cease.

7.2	Governmental Approvals

If any governmental approval is required by a transferee of Securities under any provision of this Agreement, then, notwithstanding anything contained in this Agreement, the time period specified in this Agreement for acceptance of the offer by such transferee shall be extended for an additional 90 days to permit such transferee to obtain the necessary governmental approval. Any such application for governmental approval shall be the sole responsibility of such transferee who shall also be responsible for all costs and expenses incurred in connection therewith.

ARTICLE 8

CONFIDENTIALITY AND ADDITIONAL COVENANTS

8.1	Confidentiality

(a) No party shall, at any time or under any circumstances, without the consent of the Corporation, directly or indirectly communicate or disclose to any person (other than the other parties and its or their employees, directors, agents, advisors and representatives) or make use of any confidential knowledge or information howsoever acquired by such party relating to or concerning the customers, products, technology, intellectual property, trade secrets, systems or operations, or other confidential information regarding the property, business and affairs of the Corporation (collectively, “Information”), except for (i) Information that becomes generally known to the public other than through a breach of this Agreement, (ii) Information that is lawfully obtained from a third party without breach of this Agreement by the party, and (iii) Information that is required to be disclosed by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange, provided that the party gives the Corporation prompt written notice of the compelled disclosure and cooperates with the Corporation, at the Corporation’s expense, in seeking a protective order or any other protections available to limit the disclosure of the Information.

(b) Nothing in this Section 8.1 shall preclude a Shareholder from using or disclosing Information in the course of such Shareholder performing his or her duties as an employee, consultant or Director of the Corporation or a subsidiary of the Corporation.

(c) If a Shareholder ceases to be a shareholder of the Corporation, the Shareholder shall use all reasonable efforts to ensure that all Information and all copies thereof are either destroyed or returned to the Corporation if the Corporation so requests, and shall not, directly or indirectly, use for the Shareholder’s own purposes, any Information discovered or acquired by the Shareholder or the Shareholder’s advisors. Each party’s obligations under this Article 8 shall be in addition to and not in derogation of any other obligation of confidentiality owed to the Corporation by such party.

(d) Each party hereby agrees that all the restrictions in this Article 8 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation and/or the other parties are hereby waived.

8.2	Equitable Remedies

Each of the parties acknowledges that disclosure of any Information in contravention of Section 8.1 may cause significant harm to the Corporation and that remedies at law may be inadequate to protect against a breach of Section 8.1. Accordingly, each of the parties acknowledges that the Corporation is entitled, in addition to any other relief available to it, to the granting of injunctive relief, specific performance and any other equitable remedies, without proof of actual damages or the requirement to establish the inadequacy of any of the other remedies available to it. Each of the parties covenants not to assert any defense in proceedings regarding the granting of an injunction or specific performance based on the availability to the Corporation of any other remedy.

8.3	Non-Solicitation

During the applicable Restriction Period, each Shareholder and its Principal shall not, directly or indirectly through any other person or entity, (a) induce or attempt to induce (i) any person who is an employee of the Corporation or any subsidiary of the Corporation to leave such employment, or in any way interfere with the relationship between the Corporation or any subsidiary of the Corporation and any of their respective employees or (ii) any person who is an independent contractor of the Corporation or any subsidiary of the Corporation to terminate its contract with the Corporation or any subsidiary of the Corporation, or in any way interfere with the relationship between the Corporation or any subsidiary of the Corporation and any of their respective independent contractors, provided that general media advertising for employment or related opportunities that is not targeted towards the Corporation’s employees or independent contractors shall not be deemed to be a breach of the foregoing clause (i) or (ii), (b) hire any person who is or was an employee or an independent contractor of the Corporation or a subsidiary of the Corporation during the applicable Restriction Period within 12 months following the termination of the employment or the contract of such person with the Corporation or a subsidiary of the Corporation, (c) contact or solicit any client or customer of the Corporation or a subsidiary of the Corporation for the purpose of selling, offering or supplying to such client or customer any products or services which are the same as the products and services sold, offered or supplied by the Corporation or any subsidiary of the Corporation, or (d) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other person or entity having business relations with the Corporation or a subsidiary of the Corporation to cease doing business with the Corporation or a subsidiary of the Corporation, or in any way interfere with the relationship between the Corporation or a subsidiary of the Corporation and any such customer, supplier, licensee, licensor, franchisee or person or entity having business relations with the Corporation or any subsidiary of the Corporation (including making any negative or disparaging statements or communications regarding the Corporation or any subsidiary of the Corporation).

8.4	Non-Disparagement

No Shareholder shall engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging in any material respect to the integrity, reputation or goodwill of the Corporation, any of its subsidiaries or their respective ownership or management.

8.5	Non-Merger

(a) Each Management Shareholder or Principal who entered into an employment agreement or consulting agreement with the Corporation or any subsidiary of the Corporation acknowledges and agrees that he or she is bound by the provisions of his or her employment agreement or consulting agreement, as applicable, and that such agreement and Section 8.3 and 8.4 are separate covenants, which shall not merge into this Agreement.

(b) It is acknowledged and agreed that the Corporation shall hold the benefit of each of the covenants made in Section 8.3 and 8.4 and this Section 8.5 in favour of any subsidiary of the Corporation (if any) in trust for the benefit of such subsidiary and that the Corporation shall be entitled to enforce the rights of such subsidiary hereunder on its behalf, if applicable.

ARTICLE 9
AMENDMENT AND TERMINATION

9.1	Amendments

This Agreement may only be amended by an instrument in writing duly executed by the Corporation and the Shareholder Super-Majority, and any such amendment shall be binding on each of the parties to this Agreement as if each such party executed and delivered such amendment. Notwithstanding the foregoing, no amendment that would have the effect of a Shareholder being treated in a materially adverse manner will be permitted without the written consent of such Shareholder, provided that if such Shareholder is not treated differently in any material respect from other holders of the same class or series of Shares, then such amendment will be valid with the prior approval of the Shareholder Super-Majority.

9.2	Term and Termination Events

This Agreement shall take effect upon its execution by all parties hereto and shall remain in effect until terminated in accordance with the terms hereof. This Agreement shall be automatically terminated (without prior notice) upon an IPO or the date upon which:

(a)	the Shareholder Super-Majority agree in writing to terminate this Agreement;

(b)	the Corporation is dissolved, liquidated or formally wound-up; or

(c)	no Securities remain outstanding or all of the Securities are held by only one person.

9.3	Surviving Obligations

The termination of this Agreement shall not affect (a) the right of any party to whom money is owed or by whom damages can be claimed hereunder at the time of termination to receive that money or compensation in accordance with the provisions hereof or (b) any other rights or obligations which arose hereunder in respect of matters occurring prior to or concurrent with such termination. Without limiting the generality of the foregoing, the provisions of this Article 9 shall survive the termination of this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1	Notices

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, by email or sent by registered mail, charges prepaid, addressed as follows: (i) if to the Corporation: Triage Technologies Inc., 1 Adelaide Street East, Suite 3001, Toronto, ON M5C 2V9, Attention: Tory Jarmain, email: tory@triage.com, and (ii) if to the Shareholders, as set out on the register of shareholders of the Corporation.

(b) Any such notice or other communication, if delivered: (i) by email, shall be deemed to have been given on the day on which it was transmitted if transmitted on a Business Day prior to 5:00 p.m. at the place of receipt or, otherwise, on the next following Business Day;

(ii) by personal delivery, shall be deemed to have been given when delivered in fact; or (iii) by registered mail, shall be deemed to have been given on the fourth Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered by email.

(c) Any party may at any time change its address for service from time to time by giving notice in accordance with this Section 10.1.

10.2	Management Shareholder Power of Attorney

Each Management Shareholder hereby constitutes and appoints, effective as of the date of termination of such Management Shareholder as an employee of, or consultant to, the Corporation or any of its subsidiaries, any officer or Director of the Corporation as a true and lawful attorney for, in the name and on behalf of such Management Shareholder to execute and deliver any and all resolutions, proxies, voting trust or other agreements, or other instruments required in order to ensure such Management Shareholder’s compliance with its obligations under this Agreement, in each case in respect of any and all Securities held by such Management Shareholder from time to time. This power of attorney is hereby coupled with an interest and shall be irrevocable by each of the terminated Management Shareholders. This power of attorney is not intended to be a continuing power of attorney or similar power of attorney within the meaning of and governed by applicable substitute decision, living will or estate planning legislation in any of the provinces or territories of Canada (a “CPOA”). The execution of this power of attorney does not terminate any CPOA granted previously and this power of attorney is not terminated by the execution by any Management Shareholder in the future of a CPOA and each such Management Shareholder hereby agrees not to take any action that results in the termination of this power of attorney. Any proxy executed and delivered pursuant hereto relating to any meeting of Shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of a terminated Management Shareholder with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof. Each terminated Management Shareholder hereby ratifies and confirms and agrees to ratify and confirm all that such attorney may lawfully do or cause to be done by virtue of the provisions of this Section 10.2.

10.3	Amendment and Restatement

This Agreement amends and restates the Original Shareholders’ Agreement in its entirety. Each of the parties agrees and confirms that all of the rights, liabilities and obligations under the Original Shareholders’ Agreement arising on or prior to the date of this Agreement continue in full force and effect, as further amended and restated in accordance with the terms of this Agreement.

10.4	Enurement

Except as otherwise provided herein, this Agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

10.5	Entire Agreement

This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, term sheets, understandings, negotiations and discussions between the parties, whether written or oral. There are no representations, warranties or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

10.6	Independent Legal Advice

Each Shareholder and Principal acknowledges that he, she or it: (a) has had sufficient time to review and consider this Agreement thoroughly; (b) has read and understands the terms of this Agreement and his, her or its rights and obligations hereunder; (c) has been advised by the Corporation to seek independent legal advice; (d) has sought such independent legal advice or deliberately decided not to do so; and (e) is executing this Agreement voluntarily.

10.7	Assignment

Except as otherwise provided herein, no party may assign any of its rights or obligations under this Agreement, except, for certainty, to an Eligible Transferee, without the prior written consent of the Board.

10.8	No Third-party Beneficiaries

Other than as provided in Section 8.5(b), this Agreement is for the sole benefit of the parties (and their respective heirs, executors, administrators, other personal representatives, successors and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other person, including any creditor of the Corporation, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A copy of this Agreement executed by any party and transmitted by email shall be binding upon the parties in the same manner as an original executed copy that was delivered in person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF this Agreement has been executed by the parties pursuant to Section 3.4 of the Original Shareholders’ Agreement.

CORPORATION

TRIAGE TECHNOLOGIES INC.

by
	Name:	Tory Jarmain
	Title:	Chief Executive Officer

SHAREHOLDERS

by
Tory Jarmain

Signature Page – Triage Shareholders’ Agreement

ADVANCED HUMAN IMAGING LIMITED

by
	Name:	Vlado Bosanac
	Title:	Chief Executive Officer

	Name:	Steven Richards
	Title:	Chief Financial Officer

Signature Page – Triage Shareholders’ Agreement

by
Eric Lau

Signature Page – Triage Shareholders’ Agreement

SCHEDULE A FORM OF COUNTERPART

TO: TRIAGE TECHNOLOGIES INC.

AND TO: THE OTHER PARTIES TO THE SHAREHOLDERS’ AGREEMENT REFERRED TO BELOW

The undersigned hereby acknowledges and confirms that the undersigned has (i) received a copy of the amended and restated unanimous shareholders’ agreement dated March 31, 2021 between Triage Technologies Inc. (the “Corporation”) and its shareholders, as amended to the date hereof (the “Shareholders’ Agreement”), a copy of which is attached hereto, and (ii) read and understood fully the provisions of the Shareholders’ Agreement.

The undersigned hereby covenants and agrees to be bound by the Shareholders’ Agreement, as the same may be amended from time to time in accordance with the provisions thereof, as a Shareholder in the same manner and to the same extent as if the undersigned had been an original party to the Shareholders’ Agreement.

The undersigned acknowledges and confirms that prior to executing this Counterpart, the Corporation requested that the undersigned obtain legal advice with respect to the undersigned’s rights and obligations under the Shareholders’ Agreement, and, furthermore, the undersigned confirms and agrees that:

(a)	the undersigned has executed this Counterpart on the undersigned’s own volition and without any duress whatsoever from the Corporation, the Shareholders or any other person; and

(b)	if the undersigned did not obtain legal advice prior to executing this Counterpart, the undersigned will not in any proceeding relating to the enforcement of rights or obligations under the Shareholders’ Agreement raise that fact as a defence or otherwise.

Unless otherwise defined in this Counterpart, all terms used above that are defined in the Shareholders’ Agreement have the respective meanings given to them in the Shareholders’ Agreement.

Signature:

Name:
(please print)

Address:

Email:

Number and Class of Shares:

Name of Principal: